Hirsch Employment Agreement Page 1 of 27 As of November 11, 2025 Mr. Jeffrey Hirsch Address on file with Starz RE: Employment Agreement Dear Mr. Hirsch: On behalf of Starz Entertainment Corp. (“Starz”), this agreement (“Agreement”) confirms the terms of your continued employment by Starz. We refer to you herein as “Employee.” The terms of Employee’s employment are as follows: 1. TERM (a) The term of this Agreement begins on May 7, 2025 (the “Commencement Date”) and will end on December 31, 2028, subject to earlier termination as provided for in Section 8 below (the “Term”). Starz and Employee agree that references to this “Agreement” shall mean this Agreement, as may be amended from time to time. During the Term of this Agreement, Employee will serve as the Chief Executive Officer and President of Starz, reporting solely to Starz’s board of directors (the “Board”). Employee shall render such services as are customarily rendered by persons in Employee’s capacity in the entertainment industry and as may be reasonably requested by the Board and which are commensurate with Employee’s position. All employees of Starz, its divisions and subsidiaries shall report directly or indirectly to Employee, and he shall have primary hiring and firing authority over same, subject to (i) governance requirements generally applicable to public companies, (ii) in the cases of hiring, to approval of compensation and employment terms in accordance with applicable Board compensation committee process and (iii) the right of the Board, after prior good faith consultation with Employee, to instruct Employee to terminate any such employee with respect to whom it believes in good faith it has “cause” (as generally defined in Section 8(a)(iv) below) and to thereafter terminate such employee if Employee elects not to do so. (b) So long as this Agreement shall continue in effect, Employee shall devote substantially all of Employee’s business time, energy and ability exclusively to the business, affairs and interests of Starz and its subsidiaries (together, the “Company”) and matters related thereto, shall use Employee’s best efforts and abilities to promote the Company’s interests, and shall perform the services contemplated by this Agreement in accordance with policies established by the Company. As long as Employee’s meaningful business time is devoted to the Company, Employee may devote a reasonable amount of time to management of personal investments and charitable, political and civic activities, so long as these activities do not conflict with the Company’s interests or otherwise materially interfere with Employee’s performance under this Agreement.

Hirsch Employment Agreement Page 2 of 27 (c) Subject to travel required by Employee’s position and consistent with the reasonable business of the Company, Employee will be based at Starz’s headquarters in the Los Angeles, California area. In the event that the Company’s business interests require Employee’s relocation to the greater New York City, New York area, Employee would be entitled to a relocation package in keeping with the Company’s policy and practice. For the avoidance of doubt, Starz and Employee acknowledge and agree that such relocation shall not be deemed a breach of this Agreement or constitute “Good Reason” hereunder. 2. COMPENSATION (a) Salary. During the Term, Employee will be paid a base salary at the annualized rate of One Million Five Hundred and Fifty Thousand Dollars ($1,550,000.00) (collectively, the “Base Salary”). Retroactive compensation for the period from the Commencement Date to the date of this Agreement shall be paid on the first regularly scheduled payroll date following the date of this Agreement. (b) Payroll. Nothing in this Agreement shall limit the Company’s right to modify its payroll practices, as it deems necessary. (c) Annual Discretionary Bonuses. For each fiscal year of Starz during the Term, Employee shall be eligible to receive annual performance bonuses with a target opportunity of three hundred percent (300%) of Employee’s Base Salary based upon such Company performance criteria and goals as determined by the Compensation & Talent Committee of the Board of Directors of Starz (the “CC”), in its sole and reasonable discretion; provided that any performance criteria and goals that are based on Company financial or operational metrics shall be calculated in a consistent manner as for similarly-situated executives of the Company for such period; provided further that for the fiscal year commencing April 1, 2025, Employee’s target opportunity shall equal the sum of (i) two hundred percent (200%) of $1,500,000, pro-rated for the period from April 1, 2025 to the Commencement Date and (ii) three hundred percent (300%) of Employee’s Base Salary, pro-rated for the period from the Commencement Date through December 31, 2025. Except as expressly set forth herein, Employee must be employed with the Company through the end of the applicable fiscal year to be eligible to receive a bonus for that fiscal year. Any such bonus will be paid as soon as practicable after the end of the applicable fiscal year, when annual bonus payments are made to similarly-situated executives of the Company, and in all events within the “short-term deferral” period provided under Treasury Regulation Section 1.409A-1(a)(4). The actual bonus, if any, shall be payable in cash. Notwithstanding the foregoing, in the event that Employee’s employment with the Company does not continue beyond the Term or Employee’s employment is terminated pursuant to Sections 8(a)(ii), 8(a)(iii), 8(a)(v), 8(a)(vi) or 8(a)(viii) of this Agreement, Employee shall remain eligible for a prorated bonus based upon the amount of time worked during the fiscal year in which the termination occurs and the CC’s assessment of the Company’s achievement of the applicable performance criteria and goals in its sole and reasonable discretion. 3. BENEFITS AND ADMINISTRATIVE SUPPORT (a) As an employee of the Company, Employee will continue to be eligible to participate in all benefit plans to the same extent as other similarly-situated salaried employees of

Hirsch Employment Agreement Page 3 of 27 the Company and in all events subject to the terms of such plans as in effect from time to time. For the sake of clarity, such plans do not include compensation and/or any bonus plans. (b) During the Term, the Company shall pay for the services of an assistant in keeping with the Company’s administrative assistant policy and practice. 4. VACATION, TRAVEL AND BUSINESS EXPENSES (a) Employee shall be entitled to take paid time off without a reduction in salary, subject to the demands and requirements of Employee’s duties and responsibilities under this Agreement. Employee shall accrue no paid vacation. (b) Employee will be entitled to prompt reimbursement of all reasonable business- related expenses (including travel and entertainment expenses incurred in connection with Employee’s duties pursuant to this Agreement) in accordance with the Company’s Travel and Expenses policy. (c) In addition, to the extent the following are within the Company’s policy and practice then in effect for similarly-situated employees, Employee shall be entitled to: (i) all customary perquisites of similarly-situated executives of the Company; (ii) a cell phone, which may be expensed; (iii) a reserved parking space; and (iv) reimbursement for all expenses reasonably incurred in connection with Employee’s employment. (d) During the Term, Starz shall provide Employee with life and disability insurance providing employee (or his estate, as applicable) with $2,000,000 in benefits. Employee shall reasonably cooperate with Starz in fulfilling its obligations under such policy. In addition, Employee shall be entitled to a car allowance of $1,111 per month. (e) The Company reserves the right to modify, suspend or discontinue any and all of the above referenced benefits, plans, practices, policies and programs (including those in Section 3) at any time (whether before or after termination of employment) without notice to or recourse by Employee so long as action is taken in general with respect to other similarly- situated executives of the Company, and does not single out Employee. 5. LONG-TERM INCENTIVE OPPORTUNITIES (a) Annual Long-Term Incentive Opportunities. For each fiscal year of Starz commencing during the Term, Employee will have the opportunity to earn long-term incentive awards equivalent in value to Nine Million Dollars ($9,000,000.00), in accordance with, and subject to the terms and conditions of, this Section 5. (b) Annual Time-Based RSU Awards. Starz will request that, for each fiscal year of Starz commencing during the Term, at the first CC meeting to be held following March 1 of such year (the date of each such meeting, an “Annual Award Date”) and subject to Employee’s continued employment with the Company through the applicable Annual Award Date, the CC grant Employee an award of time-based restricted stock units (“RSUs”) with respect to Common Shares of Starz (“Common Shares”), such award to have a value as determined under

Hirsch Employment Agreement Page 4 of 27 Section 5(f) equal to Two Million and Five Hundred Thousand Dollars ($2,500,000.00) (each, an “Annual Time-Based RSU Award,” and collectively, the “Annual Time-Based RSU Awards”). (c) Annual AOIBDA Performance-Based Incentive Award. For each fiscal year of Starz commencing during the Term, Employee will have the opportunity to earn a performance- based incentive award based on the achievement of certain AOIBDA targets, such award to have a value as determined under Section 5(f) equal to Three Million and Two Hundred and Fifty Thousand Dollars ($3,250,000.00) (each, an “Annual AOIBDA Performance-Based Incentive Award,” and collectively, the “Annual AOIBDA Performance-Based Incentive Awards”). (i) Each Annual AOIBDA Performance-Based Incentive Award shall become earned (the date such award becomes earned, an “AOIBDA Performance- Based Incentive Award Earning Date”) when the Board certifies achievement of the applicable standard AOIBDA target for the applicable fiscal year, as established by the CC and communicated to the Executive before the beginning of the applicable fiscal year. (ii) In the event the applicable Annual AOIBDA Performance-Based Incentive Award is not earned in accordance with clause (i) above, fifty percent (50%) of each Annual AOIBDA Performance-Based Incentive Award shall become earned in the event the Board certifies achievement of the applicable partial AOIBDA target for the applicable fiscal year, as established by the CC and communicated to the Executive before the beginning of the applicable fiscal year. (iii) In the event the Board certifies achievement of the stretch AOIBDA target for the fiscal year ending December 31, 2028, as established by the CC and communicated to the Executive before the beginning of such fiscal year, the Annual AOIBDA Performance-Based Incentive Awards in respect of the fiscal years ending December 31, 2026 and December 31, 2027 shall become earned, to the extent not previously earned. (iv) Once communicated, an AOIBDA target becomes a part of this Agreement and may be adjusted or amended only in accordance with Sections 5(h) or 14(b) of this Agreement. (v) For the purposes of this Agreement, “AOIBDA” shall mean operating income (loss) before depreciation and amortization, adjusted for share- based compensation, restructuring and other costs, unusual gains or losses (such as goodwill and intangible asset impairment) and other unusual or non-recurring items (including, but not limited to, costs incurred in connection with acquisitions or divestitures), and other appropriate adjustments for the applicable fiscal year, as determined by the Board in good faith. For the avoidance of doubt, AOIBDA for this purpose may be calculated differently from the Company’s other incentive programs.

Hirsch Employment Agreement Page 5 of 27 (d) Annual Stock Performance-Based Incentive Award. For each fiscal year of Starz commencing during the Term, Employee will have the opportunity to earn a performance-based incentive award based on the achievement of certain Stock Price targets, such award to have a value as determined under Section 5(f) equal to Three Million and Two Hundred and Fifty Thousand Dollars ($3,250,000.00) (each, an “Annual Stock Performance-Based Incentive Award,” and collectively, the “Annual Stock Performance-Based Incentive Awards”). (i) Each Annual Stock Performance-Based Incentive Award shall become earned (the date such award becomes earned, a “Stock Performance-Based Incentive Award Earning Date”) when the applicable Stock Price target is achieved during the applicable fiscal year in accordance with the below. Fiscal Year Stock Price Target 2026 $25.00 2027 $30.00 2028 $35.00 (ii) In the event a Stock Price of $40.00 is achieved during the fiscal year ending December 31, 2028, the Annual Stock Performance-Based Incentive Awards in respect of the fiscal years ending December 31, 2026 and December 31, 2027 shall become earned, to the extent not previously earned; provided, that in the event a Stock Price of $40.00 is achieved in connection with a Change in Control during any of the fiscal years ending December 31, 2026, December 31, 2027 or December 31, 2028, the Annual Stock Performance-Based Incentive Awards in respect of the fiscal years ending December 31, 2026, December 31, 2027 and December 31, 2028 shall become earned, to the extent not previously earned. (iii) For the purposes of this Agreement, the measurement of “Stock Price” shall be based on a volume-weighted average of the closing prices of a Common Share on the Nasdaq Stock Market (or such other exchange on which the Common Shares are then principally traded) over a period of thirty (30) consecutive trading days; provided, that in the event of a Change in Control, the Stock Price shall be deemed to be the price ascribed to a Common Share in the definitive agreements for such Change in Control transaction. (e) Annual Stock Out-Performance Bonus. In addition to the awards contemplated by Sections 5(a)-(d), for each fiscal year of Starz commencing during the Term, Employee shall have the opportunity to earn an annual stock performance bonus based on certain Stock Price targets, such bonus award to have a value as determined under Section 5(f) equal to Six Million Dollars ($6,000,000.00) (each, an “Annual Stock Out-Performance Bonus,” and collectively, the “Annual Stock Out-Performance Bonuses”).

Hirsch Employment Agreement Page 6 of 27 (i) Each Annual Stock Out-Performance Bonus shall become earned (the date such bonus becomes earned, a “Stock Out-Performance Bonus Earning Date”) when the applicable Stock Price target is achieved during the applicable fiscal year in accordance with the below. Fiscal Year Stock Price Target 2026 $40.00 2027 $45.00 2028 $50.00 (ii) In the event a Stock Price of $50.00 is achieved during the fiscal year ending December 31, 2028, the Annual Stock Out-Performance Bonuses in respect of the fiscal years ending December 31, 2026 and December 31, 2027 shall become earned, to the extent not previously earned; provided, that in the event a Stock Price of $50.00 is achieved in connection with a Change in Control during any of the fiscal years ending December 31, 2026, December 31, 2027 or December 31, 2028, the Annual Stock Out- Performance Bonuses in respect of the fiscal years ending December 31, 2026, December 31, 2027 and December 31, 2028 shall become earned, to the extent not previously earned. (f) Denomination of Annual Long-Term Awards. (i) The number of Common Shares subject to each Annual Time-Based RSU Award shall be determined by dividing the applicable dollar amount for such award set forth above by the closing price (in regular trading) of a Common Share on the Nasdaq Stock Market (or such other exchange on which the Common Shares are then principally traded) on the applicable Annual Award Date. (ii) Earned Annual AOIBDA Performance-Based Incentive Awards may be denominated in cash or in Common Shares as determined by the Board on or promptly following the applicable AOIBDA Performance-Based Incentive Award Earning Date. If (A) an Annual AOIBDA Performance- Based Incentive Award becomes earned and (B) the Board determines to denominate such earned award in Common Shares, the number of Common Shares subject to each such Annual AOIBDA Performance- Based Award shall be determined by dividing the applicable dollar amount for such award set forth above by the closing price (in regular trading) of a Common Share on the Nasdaq Stock Market (or such other exchange on which the Common Shares are then principally traded) on the applicable AOIBDA Performance-Based Incentive Award Earning Date.

Hirsch Employment Agreement Page 7 of 27 (iii) Earned Annual Stock Performance-Based Incentive Awards may be denominated in cash or in Common Shares as determined by the Board on or promptly following the applicable Stock Performance-Based Incentive Award Earning Date. If (A) an Annual Stock Performance-Based Incentive Award becomes earned and (B) the Board determines to denominate such earned award in Common Shares, the number of Common Shares subject to each such Annual Stock Performance-Based Award shall be determined by dividing the applicable dollar amount for such award set forth above by the closing price (in regular trading) of a Common Share on the Nasdaq Stock Market (or such other exchange on which the Common Shares are then principally traded) on the applicable Stock Performance-Based Incentive Award Earning Date. (iv) Earned Annual Stock Out-Performance Bonuses may be denominated in cash or in Common Shares as determined by the Board on or promptly following the applicable Stock Out-Performance Bonus Earning Date. If (A) an Annual Stock Out-Performance Bonus becomes earned and (B) the Board determines to denominate such earned bonus in Common Shares, the number of Common Shares subject to each such Annual Stock Out- Performance Bonus shall be determined by dividing the applicable dollar amount for such bonus set forth above by the closing price (in regular trading) of a Common Share on the Nasdaq Stock Market (or such other exchange on which the Common Shares are then principally traded) on the applicable Stock Out-Performance Bonus Earning Date. (g) Vesting. Subject to Section 5(i) below: (i) Each Annual Time-Based RSU Award shall vest one-third on each of the first, second and third anniversaries of the Annual Award Date. (ii) Each earned Annual AOIBDA Performance-Based Incentive Award, Annual Stock Performance-Based Incentive Award and Annual Stock Out-Performance Bonus shall vest one-half on each of the first and second anniversaries of the end of the fiscal year in which such award or bonus (or portion thereof) becomes earned. Each Annual AOIBDA Performance- Based Incentive Award, Annual Stock Performance-Based Incentive Award and Annual Stock Out-Performance Bonus shall be payable upon vesting of the award or bonus in the form of cash or Common Shares, as determined by the Board in accordance with clause (f) above. (h) Terms of Awards in General; Board Discretion. (i) Each Annual Time-Based RSU Award, Annual AOIBDA Performance- Based Incentive Award, Annual Stock Performance-Based Incentive Award and Annual Stock Out-Performance Bonus (each, an “Annual Long-Term Award” and collectively, the “Annual Long-Term Awards”) shall be granted in accordance with the terms and conditions of the Starz

Hirsch Employment Agreement Page 8 of 27 Entertainment Corp. 2025 Performance Incentive Plan (the “Plan”) or a successor plan thereto. In addition to the adjustments contemplated by Section 7.1 of the Plan (or the corresponding provision in a successor plan), (i) each Stock Price target set forth in this Agreement may be adjusted in accordance with Section 7.1 of the Plan (or the corresponding provision in a successor plan) and (ii) each AOIBDA target may be equitably and proportionately adjusted by the Board on any merger, acquisition, combination, consolidation, asset sale, conversion, other reorganization or any similar, unusual or extraordinary corporate transaction. Without limiting the generality of Section 3.4 of the Plan (or the corresponding provision in a successor plan), any good faith determination by the Board as to whether an adjustment is required in the circumstances pursuant to this Section 5(h)(i), and the extent and nature of any such adjustment, shall be conclusive and binding on all persons. To the extent that any Annual Long-Term Award that is earned and/or granted shall be evidenced by a separate award agreement, the terms of the award agreement will be consistent with the terms of this Agreement and the award or bonus shall be subject to the terms of such award agreement. (i) Notwithstanding any other provision of Section 2(c) or this Section 5, the earning of any annual performance bonus, Annual AOIBDA Performance- Based Incentive Award, Annual Stock Performance-Based Incentive Award and Annual Stock Out-Performance Bonus shall be subject to the discretion of the Board (which discretion shall not be delegated from the Board) consistent with the Company’s performance criteria and goals and its achievement of such criteria and goals. (i) Continuance of Employment. Subject to the exceptions in Section 5(j) below, the earning and vesting schedules applicable to the Annual Long-Term Awards shall require Employee’s continued employment with the Company through each applicable earning and/or vesting date as a condition to the earning and/or vesting of the applicable installment of such awards and bonuses and the rights and benefits thereto. Except as expressly provided herein, Employee’s then-unearned or unvested awards and bonuses will terminate on any termination of Employee’s employment with the Company, and Employee will have no further rights with respect thereto. (j) Acceleration of Prior Equity Awards and Annual Long-Term Awards. (i) Death or Disability. In the event that during the Term of this Agreement, Employee’s employment terminates due to: (A) Employee’s death pursuant to Section 8(a)(ii) or (B) Employee’s disability pursuant to Section 8(a)(iii), then, subject to Employee’s (or Employee’s estate) satisfying the Release Requirement (as defined below): (A) any outstanding but unvested Annual Time-Based RSU Awards and other equity awards granted to Employee prior to the date of this Agreement or, which are otherwise granted with respect to the

Hirsch Employment Agreement Page 9 of 27 2025 fiscal year, if any (“Prior Equity Awards”) that are scheduled to vest within the period of twenty-four (24) months following the date of such termination of Employee’s employment shall accelerate and become fully vested as of the termination date; (B) the portions of any Annual AOIBDA Performance-Based Incentive Awards, Annual Stock Performance-Based Incentive Awards, or Annual Stock Out-Performance Bonuses that have been earned but remain unvested following the date of such termination of Employee’s employment shall accelerate and become fully vested as of the termination date; and (C) any portion of each such award or bonus that is not vested after giving effect to such acceleration provision shall terminate on Employee’s termination date. (ii) Termination without Cause or Termination for Good Reason not Following a Change in Control. In the event that during the Term of this Agreement Employee’s employment is terminated by Starz “without cause” or by Employee for “Good Reason” (and other than a termination described in paragraph (iii) of this Section 5(j)) pursuant to Sections 8(a)(v)-(vi) then, subject to Employee’s continued compliance with Employee’s surviving obligations under this Agreement and satisfying the Release Requirement: (A) any outstanding but unvested Annual Time-Based RSU Awards and Prior Equity Awards that are scheduled to vest within the period of twelve (12) months following the date of such termination of Employee’s employment shall accelerate and become fully vested as of the termination date; (B) fifty percent (50%) of any outstanding but unvested Annual Time- Based RSU Awards and Prior Equity Awards that are scheduled to vest within the period commencing twelve (12) months following the date of such termination of Employee’s employment and ending twenty-four (24) months following such termination of Employee’s employment shall accelerate and become fully vested as of the termination date; (C) the portions of any Annual AOIBDA Performance-Based Incentive Awards, Annual Stock Performance-Based Incentive Awards, or Annual Stock Out-Performance Bonuses that have been earned but remain unvested shall accelerate and become fully vested as of the termination date; and (D) any portion of each such award or bonus that is not vested after giving effect to such acceleration provision shall terminate on

Hirsch Employment Agreement Page 10 of 27 Employee’s termination date. (iii) Termination without Cause or Termination for Good Reason Following a Change in Control. In the event that a Change in Control occurs during the Term of this Agreement and on or within twelve (12) months following such Change in Control, Employee’s employment is terminated by Starz “without cause” or by Employee for “Good Reason” pursuant to Section 8(a)(v)-(vi), then, subject to Employee’s continued compliance with Employee’s surviving obligations under this Agreement and satisfying the Release Requirement: (A) any outstanding but unvested Annual Time-Based RSU Awards and Prior Equity Awards and any Annual AOIBDA Performance- Based Incentive Awards, Annual Stock Performance-Based Incentive Awards, or Annual Stock Out-Performance Bonuses that have been earned but remain unvested shall accelerate and become fully vested as of the termination date; and (B) any portion of each such award or bonus that is not vested after giving effect to such acceleration provision shall terminate on Employee’s termination date. (iv) Nonrenewal. In the event that Employee’s services pursuant to this Agreement are set to expire in due course on December 31, 2028, and before the conclusion of the Term Starz does not offer Employee a renewal or extension of this Agreement with substantially similar terms as this Agreement (with long-term incentive targets and opportunities determined by the Board in good faith to be proportionate and equivalent to those in this Agreement), Employee’s services to the Company shall terminate on December 31, 2028 (unless Employee chooses to accept Starz’s offer, even if it does not provide substantially similar terms) then, subject to Employee’s continued compliance with Employee’s surviving obligations under this Agreement and satisfying the Release Requirement: (A) any outstanding but unvested Annual Time-Based RSU Awards and Prior Equity Awards that are scheduled to vest within the period of twelve (12) months following the date of such termination of Employee’s employment shall accelerate and become fully vested as of the termination date; (B) the portions of any Annual AOIBDA Performance-Based Incentive Awards, Annual Stock Performance-Based Incentive Awards, or Annual Stock Out-Performance Bonuses that have been earned but remain unvested and are scheduled to vest within the period of twelve (12) months following the date of such termination of Employee’s employment shall accelerate and become fully vested as of the termination date; and

Hirsch Employment Agreement Page 11 of 27 (C) any portion of each such award or bonus that is not vested after giving effect to such acceleration provision shall terminate on Employee’s termination date. (v) Change in Control — Treatment of Long-Term Incentive Opportunities. In the event of a Change in Control, the surviving, successor or acquiring company (or its parent or affiliate) shall either (i) assume, continue or substitute for the unexercised, unvested and/or unearned portions of all outstanding equity- or cash-based long-term incentive awards (each an “LTI Award”) held by Employee, or (ii) provide a replacement award of equivalent value and with substantially similar terms (including vesting schedule, terms of exercise/payout, and tax treatment) (a “Replacement Award”). If the acquirer does not assume, continue or substitute for an LTI Award that is an outstanding but unvested Annual Time-Based RSU Award or Prior Equity Award or the portion of any Annual AOIBDA Performance-Based Incentive Award, Annual Stock Performance-Based Incentive Award, or Annual Stock Out-Performance Bonus that has been earned but remains unvested as of the Change in Control (or provide a valid Replacement Award for such award), then immediately prior to (or, as of) the consummation of the Change in Control, any remaining unvested portion of that award shall automatically vest in full (or become payable as applicable). Nothing in this clause (v) shall require the cancellation, acceleration, or assumption of any LTI Award if doing so would violate applicable law (including securities law, tax law, or Section 409A); in such event, the parties shall negotiate in good faith to achieve substantially equivalent economic benefit consistent with such laws. (k) Definition of Change in Control. For the purposes of this Agreement, “Change in Control” shall have the meaning set forth in the Plan. 6. HANDBOOK Employee agrees that the Company Employee Handbook (the “Handbook”) outlines other policies in addition to the terms set forth in this Agreement, which will apply to Employee’s employment with the Company, and Employee acknowledges receipt of the Handbook. Employee acknowledges and agrees that it is Employee’s obligation to read, understand and adhere to the rules and policies set forth in the Handbook. Employee acknowledges and agrees that the Company retains the right to revise, modify or delete any such policy or any employee benefit plan it deems appropriate and in its sole discretion. Notwithstanding the foregoing, in the event that any provision of the Handbook conflicts with any provision of this Agreement, the relevant provision(s) of this Agreement shall control. Please be advised, Employee shall also be obligated to abide by the policies on the Company’s intranet site as not all Company policies are included in the Handbook. For the sake of clarity, if this Agreement is silent on a Company policy, the Handbook (and intranet) shall control.

Hirsch Employment Agreement Page 12 of 27 7. PUBLIC MORALS Employee shall act at all times with due regard to public morals, conventions and Company policies. If Employee shall have committed or does commit any act, or if Employee shall have conducted or does conduct Employee’s behavior in a manner, which: (a) shall be an offense involving moral turpitude under federal, state or local laws, or which brings Employee into public disrepute, contempt, scandal or ridicule; and, (b) has a substantial adverse effect on the business or reputation of the Company, Starz shall have the right to terminate this Agreement upon notice to Employee given at any time following the date on which the commission of such act, or such conduct, shall have become known to the Company pursuant to Section 8(a)(iv) of this Agreement. 8. TERMINATION (a) This Agreement and the Term shall terminate upon the happening of any one or more of the following events: (i) The mutual written agreement between Starz and Employee; (ii) The death of Employee; (iii) Employee’s having become so physically or mentally disabled as to be incapable, even with a reasonable accommodation, of satisfactorily performing Employee’s duties hereunder for a period of ninety (90) days or more within a one hundred twenty (120) day period; provided that Employee has not cured disability within fifteen (15) days of written notice, and such termination is legally permissible at such time; (iv) The determination on the part of Starz that “cause” exists for termination of this Agreement; provided that Starz acknowledges and agrees that such determination shall not preclude Employee from disputing such determination. As used herein, “cause” is defined as the occurrence of any of the following: (A) Employee’s conviction of a felony, except a felony relating to a traffic accident or traffic violation; (B) Employee’s gross negligence or willful misconduct with respect to Starz, which shall include, but is not limited to theft, fraud or other illegal conduct, refusal or unwillingness to perform employment duties, sexual harassment, any willful (and not legally protected) act that is likely to and which does in fact have the effect of injuring the reputation, business or a business relationship of Starz, violation of any fiduciary duty, and violation of any duty of loyalty; (C) any material breach of this Agreement by Employee; or (D) Employee’s conduct in violation of Section 7 of this Agreement. Prior to terminating Employee’s employment for “cause,” Starz shall provide Employee with written notice of the grounds for the proposed termination. If the grounds for termination are capable of cure, Employee shall have fifteen (15) days after receiving such notice in which to cure

Hirsch Employment Agreement Page 13 of 27 such grounds to the extent such cure is possible. If cure is not possible or Employee has failed to cure, Employee’s employment shall terminate upon the fifteenth (15th) day following notice of termination. (v) Employee’s employment is terminated “without cause” or for “Good Reason.” Termination “without cause” shall be defined as Employee being terminated by Starz for any reason other than as set forth in Sections 8(a)(i)-(iv) above or 8(a)(vi) below. In the event of a termination “without cause” or for “Good Reason,” subject to Employee’s continued compliance with Employee’s surviving obligations under this Agreement and execution and delivery to Starz of a general release of claims in a form acceptable to Starz not more than twenty-one (21) days (or forty-five (45) days, as required by law) after the date Starz provides such release (which shall be no later than seven (7) days following the termination date), and Employee’s not revoking such release within any revocation period provided under applicable law (the “Release Requirement”), Employee shall be entitled to receive a severance payment equal to the product of (A) zero point seven five (0.75) multiplied by (B) the sum of (x) the Base Salary at the rate then in effect plus (y) Employee’s annual discretionary bonus, calculated at the target then in effect. Subject to the Release Requirement, such payment shall be made in cash in a lump sum as soon as practicable after (and in all events within sixty (60) days after) the date of Employee’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) with the Company; provided, however, that if the 60-day period following Employee’s separation from service spans two calendar years, such lump sum payment shall be made within such 60-day period but in the second of the two calendar years. The Company’s provision of the payment and benefits referred to in this Section 8(a)(v), in addition to the Company’s payment of the amounts described in Section 5(j), Section 8(a)(vii) and the accrued obligations described in Section 8(b) below, shall relieve the Company of any and all further payments owed to Employee. (vi) Section 8(a)(v) notwithstanding, if: Employee’s employment is terminated by Starz “without cause” (as defined in Section 8(a)(v)) or for “Good Reason” (as defined below) on or within twelve (12) months following a Change in Control (as defined in Section 5), then in lieu of the severance provided in Section 8(a)(v) above, Employee shall, subject to Employee’s continued compliance with Employee’s surviving obligations under this Agreement and satisfying the Release Requirement, be entitled to receive a severance payment equal to the product of (A) one point two five (1.25) multiplied by (B) the sum of (x) the Base Salary at the rate then in effect plus (y) Employee’s annual discretionary bonus, calculated at the target then in effect. Subject to the Release Requirement, such payment shall be made in cash in a lump sum as soon as practicable after (and in all events within sixty (60) days after) the date of Employee’s “separation from

Hirsch Employment Agreement Page 14 of 27 service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) with the Company; provided, however, that if the 60-day period following Employee’s separation from service spans two calendar years, such lump sum payment shall be made within such 60-day period but in the second of the two calendar years. The Company’s provision of the payment and benefits referred to in this Section 8(a)(vi), in addition to the Company’s payment of the amounts described in Section 5(j), Section 8(a)(vii) and the accrued obligations described in Section 8(b) below, shall relieve the Company of any and all further payments owed to Employee. For purposes of this Agreement, “Good Reason” shall mean any (without Employee’s consent): (w) a requirement by Starz that Employee report to anyone other than the Board; (x) material diminution by Starz in Employee’s duties, responsibilities and authority; (y) a requirement that Employee be based in a location that is located twenty-five (25) miles or more outside of the greater Los Angeles, California area (other than a relocation contemplated by Section 1(c) above); or, (z) a material breach of this Agreement by Starz; provided, however, that any such condition shall not constitute “Good Reason” unless both: (i) Employee provides written notice to Starz of the condition claimed to constitute Good Reason within ninety (90) days of the initial existence of such condition; and (ii) Starz fails to remedy such condition within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of Employee’s employment with the Company shall not be treated as a termination for “Good Reason” unless such termination occurs not more than one (1) year following the initial existence of the condition claimed to constitute “Good Reason.” (vii) In addition, if Employee becomes entitled to receive the severance benefits provided in either Section 8(a)(v) or 8(a)(vi) above and subject to Employee’s continued compliance with Employee’s surviving obligations under this Agreement and satisfying the Release Requirement, Employee shall also be entitled to the following: (A) remaining eligible for payment by the Company of any bonus payable pursuant to Section 2(c) on a prorated basis for the fiscal year in which such termination of employment occurs based on the amount of such fiscal year worked by Employee and satisfaction of the applicable performance conditions (any such bonus to be paid at the same time provided in Section 2(c), as applicable, above and no such bonus to be payable for any fiscal year subsequent to the year of termination of employment); (B) Starz shall continue to pay the premiums for life and disability insurance for Employee as contemplated by Section 4(d) above through the last day of the Term (as if the Term had not been terminated); (C) any amounts or benefits due under Section 5(j) above; and, (D) if Employee opts to convert and continue Employee’s health insurance after the termination date, as may be required or authorized by law under the Consolidated Omnibus Budget Reconciliation Act of 1985

Hirsch Employment Agreement Page 15 of 27 (“COBRA”), as amended, the Company shall pay Employee’s COBRA premiums for eighteen (18) months following Employee’s date of termination (or, if earlier, the date Employee becomes eligible for coverage under the health plan of a future employer or the Company is otherwise no longer required to offer COBRA coverage to Employee). The Company’s payment of the amounts referred to herein and in Sections 8(a)(v)-(vi) above, in addition to the Company’s payment of the accrued obligations described in Section 8(b) below, shall relieve the Company of any and all further payments owed to Employee. (viii) In the event that Employee’s services pursuant to this Agreement are set to expire in due course on December 31, 2028, and before the conclusion of the Term Starz does not offer Employee a renewal or extension of this Agreement with substantially similar terms as this Agreement (with long- term incentive targets and opportunities determined by the Board in good faith to be proportionate and equivalent to those in this Agreement), Employee’s services to the Company shall terminate on December 31, 2028 (unless Employee chooses to accept Starz’s offer, even if it does not provide substantially similar terms) and Employee shall be entitled to receive a severance payment equal to twelve (12) months’ Base Salary at the rate then in effect, subject to the Release Requirement. Such payment shall be made in cash in a lump sum as soon as practicable after (and in all events within sixty (60) days after) the date of Employee’s “separation from service” (within the meaning of Treasury Regulation Section l.409A- l(h)) with the Company; provided, however, that if the 60-day period following Employee’s separation from service spans two calendar years, such lump sum payment shall be made within such 60-day period but in the second of the two calendar years. The Company’s provision of the payment referred to in this Section 8(a)(viii), in addition to: (x) Employee’s continued eligibility for payment by the Company of any bonus payable pursuant to Section 2(c) on a prorated basis for the fiscal year in which such termination of employment occurs based on the amount of such fiscal year worked by Employee; (y) any amounts or benefits due to Employee under Section 5(j) above; and (z) the accrued obligations described in Section 8(b) below, shall relieve the Company of any and all further payments owed to Employee. (b) In the event that this Agreement is terminated pursuant to Sections 8(a)(i)-(vi) or 8(a)(viii) above, neither the Company nor Employee shall have any remaining duties or obligations hereunder, except that: (i) the Company shall pay to Employee any base salary that had accrued but had not been paid as of the date of termination; (ii) Employee shall be reimbursed for any approved, unreimbursed business expenses so long as appropriate receipts and/or documentation have been provided to the Company; (iii) the Company shall pay to Employee any vested amounts due as of the termination date under Company benefit plans and/or programs; (iv) in the event of a termination pursuant to Sections 8(a)(ii) or 8(a)(iii), Employee shall remain eligible for both: (1) any amounts due under Sections 2-5 above

Hirsch Employment Agreement Page 16 of 27 applicable to such termination; and (2) the Company shall pay Employee’s COBRA premiums for eighteen (18) months following Employee’s date of termination, if Employee or Employee’s dependents so elect and (v) as otherwise set forth in the following sentence. For the avoidance of doubt, with respect to any termination, Employee shall have no duty to mitigate and Starz shall have no right to offset any income thereafter received by Employee against Starz’s payment obligations hereunder. Following the termination of the Term and/or this Agreement for any reason, Sections 10-15 shall, notwithstanding anything else herein to the contrary, survive and continue to be binding upon the parties following such termination. 9. EXCLUSIVITY AND SERVICE Subject to Section 1(b), Employee’s services shall be exclusive to the Company during the Term. Employee shall render such services as are customarily rendered by persons in Employee’s capacity in the entertainment industry and as may be reasonably requested by the Company. Employee hereby agrees to comply with all reasonable requirements, directions and requests, and with all reasonable rules and regulations made by the Company in connection with the regular conduct of its business. There shall be no obligation on the Company to cause or allow Employee to render any services, or to include all or any of Employee’s work or services in any motion picture or other property or production. 10. INTELLECTUAL PROPERTY (a) Employee agrees that the Company shall be the sole and exclusive owner throughout the universe in perpetuity of all of the results and proceeds of Employee’s services, work and labor in connection with Employee’s employment by the Company, during the Term and any other period of employment with the Company, free and clear of any claims, liens or encumbrances. Employee shall promptly and fully disclose to the Company, with all necessary detail for a complete understanding of the same, any and all Proprietary Rights. For the purposes of this Agreement, “Proprietary Rights” means (i) any and all work product, works of authorship, developments, clients and potential client lists, discoveries, inventions, improvements, conceptions, ideas, writings, processes, trade secrets, know-how, information, logos, marketing plans, software, formulae, designs, schematics, discoveries, inventions, algorithms, contracts, methods, works, improvements on existing processes, devices, and any other materials or items, whether or not patentable or copyrightable, which are conceived, created, reduced to practice, made, acquired, or written by Employee, solely or jointly with another, while employed by the Company or its parent, affiliates, or subsidiaries (whether or not at the request or upon the suggestion of the Company and whether or not during normal business hours) and which (a) are conceived, created or reduced to practice through any use of Company facilities, resources, information or equipment; (b) relate to the work or services Employee performs or performed for the Company; or (c) relate to the Company’s business or actual or demonstrably anticipated research and development (or that of the Company’s parent, affiliates, or subsidiaries), and (ii) all intellectual property, proprietary and other rights anywhere in the universe in or to any of the items set forth in the foregoing clause (i), including patent applications and patents, copyright applications and registrations, trademark applications and registrations, and any other applications, filings or registrations with respect thereto.

Hirsch Employment Agreement Page 17 of 27 (b) Any and all Proprietary Rights shall be considered “work made for hire” and therefore the sole and exclusive property of the Company. To the extent any such Proprietary Rights are not deemed to be a “work made for hire,” Employee hereby irrevocably assigns and transfers and agrees to assign and transfer to the Company (or as otherwise directed by the Company) Employee’s full rights, title and interests in and to the Proprietary Rights to the Company or its designee. Furthermore, to the extent such rights cannot be assigned hereunder, Employee hereby waives, and agrees to waive, any moral rights Employee may have in any copyrightable work Employee creates or has created on behalf of the Company. (c) Employee shall not incorporate or introduce into Employee’s work for the Company or its affiliates any work product, materials or other items that are not assigned to the Company hereunder. If Employee does incorporate or introduce any such work product, materials or items, Employee hereby grants to the Company a non-exclusive, freely sublicensable through multiple tiers, freely transferable, royalty-free, fully paid-up, irrevocable, perpetual and worldwide license or sublicense to use, display, reproduce, copy, distribute, modify, create derivative works from, publicly perform, publicly display, and otherwise exploit any and all present or future rights in such materials or items. (d) In addition, Employee shall deliver to the Company any and all drawings, notes, specifications, data and any and all other materials relating to the Proprietary Rights. Whenever requested to do so by the Company, Employee shall execute and deliver to the Company any and all applications, assignments and other instruments and do such other acts that the Company shall reasonably request to apply for and obtain patents and/or copyrights in any and all countries or to otherwise protect the Company’s interest in the Proprietary Rights and/or to vest title thereto to the Company. If the Company is unable within a reasonable time (after written request) to secure Employee’s signature on such instruments, then Employee hereby irrevocably designates and appoints the General Counsel, Secretary or any Assistant Secretary of Starz as Employee’s attorney-in-fact, which appointment is coupled with an interest, with the power to take such action and execute such documents on Employee’s behalf. Employee further agrees not to charge the Company for time spent in complying with these obligations. (e) For clarity, Proprietary Rights shall include only work product, materials and other items, and intellectual property therein or thereto, if: (a) it was conceived, created or reduced to practice through any use of Company facilities, resources, information or equipment; (b) it relates to the work or services Employee performs or performed for the Company; or (c) it relates to the Company’s business or actual or demonstrably anticipated research and development (or that of the Company’s affiliates). Employee hereby acknowledges receipt of written notice from the Company pursuant to California Labor Code Section 2872 that this Agreement (to the extent it requires an assignment or offer to assign rights to any invention of Employee) does not apply to an invention which qualifies fully under California Labor Code Section 2870. Without limiting the foregoing, Employee agrees to abide by the provisions contained in the Handbook with respect to intellectual property. 11. CONFIDENTIALITY; TRADE SECRETS; NON-SOLICIT (a) Employee agrees that during and after Employee’s employment with the Company, Employee will hold in the strictest confidence, and will not use (except for the benefit

Hirsch Employment Agreement Page 18 of 27 of the Company during Employee’s employment) or disclose to any person, firm, or corporation any Company Confidential Information. Employee understands that Employee’s unauthorized use or disclosure of Company Confidential Information other than as required by law or legal process or if otherwise authorized by the Company in writing during Employee’s employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. Employee understands that “Company Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or its affiliates in connection with their respective businesses, including information, observations and data obtained by Employee or to which Employee gained access while employed by the Company concerning (i) the business or affairs of the Company or its affiliates, (ii) products or services, (iii) revenues, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients (and customer or client lists), (xiii) customer preferences and contact information, (xiv) the personnel information of other employees (including skills, performance, discipline, and compensation), (xv) other copyrightable works, (xvi) all production methods, processes, technology and trade secrets, and (xvii) all similar and related information in whatever form. Company Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination. Employee further understands that Company Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act (or failure to act) of Employee or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. Employee acknowledges that, as between the Company and Employee, all Company Confidential Information shall be the sole and exclusive property of the Company and its assigns. (b) Employee agrees that Employee will not, during Employee’s employment with the Company, improperly use or disclose any proprietary information (including software, source and object code, developments, techniques, inventions, processes, technology, designs and drawings) or trade secrets of any former or concurrent employer or other person or entity and that Employee will not bring onto the premises of the Company or disclose to any Company personnel any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity. (c) Employee recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee’s work for the Company consistent with the Company’s agreement with such third party. (d) Employee agrees that for a period of twelve (12) months immediately following the termination of Employee’s employment with the Company for any reason, whether voluntary

Hirsch Employment Agreement Page 19 of 27 or involuntary, with or without cause, Employee shall not either directly or indirectly use Company Confidential Information to solicit, encourage or recruit any of the Company’s employees (other than Employee’s assistant) or exclusive consultants to become employed or engaged by any third party or Employee, solicit, encourage or recruit any of the Company’s employees (other than Employee’s assistant) or exclusive consultants to terminate their employment or consulting relationship with the Company. Employee acknowledges that the covenants in this Section 11(d) are reasonable and necessary to protect the Company’s trade secrets and stable workforce. The restrictions in this Section 11(d) shall not apply with regard to general solicitations that are not specifically directed to employees of the Company. (e) Employee understands that nothing in this Agreement is intended to (i) limit or restrict Employee’s rights as an employee to discuss the terms, wages, and working conditions of Employee’s employment as protected by applicable labor laws; or (ii) limit or restrict in any way Employee’s immunity from liability for disclosing the Company’s trade secrets as specifically permitted by 18 U.S. Code Section 1833, which provides, in pertinent part, as follows: “(b) Immunity From Liability For Confidential Disclosure Of A Trade Secret To The Government Or In A Court Filing. (1) Immunity. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (2) Use of Trade Secret Information in Anti-Retaliation Lawsuit. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.” (f) Notwithstanding Section 11(a) or anything else herein to the contrary, this Agreement shall not: (i) prevent Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination, or any other acts that Employee has reason to believe are unlawful; (ii) preclude Employee from disclosing or discussing information lawfully acquired about wages, hours or other terms and conditions of employment if used for purposes protected by Section 7 of the National Labor Relations Act such as joining or forming a union, engaging in collective bargaining or engaging in other concerted activity for the mutual aid or protection of employees; or

Hirsch Employment Agreement Page 20 of 27 (iii) limit Employee’s rights under applicable law to initiate communications directly with, provide information to, respond to any inquiries from, or report possible violations of law or regulation to any governmental entity or self-regulatory authority, or to file a charge with or participate in an investigation conducted by any governmental entity or self-regulatory authority, and Employee does not need the Company’s permission to do so. In addition, it is understood that this Agreement shall not require Employee to notify the Company of a request for information from any governmental entity or self-regulatory authority that is not directed to the Company or of Employee’s decision to file a charge or complaint with or participate in an investigation conducted by any governmental entity or self-regulatory authority. Notwithstanding the foregoing, Employee recognizes that, in connection with the provision of information to any governmental entity or self-regulatory authority, Employee must inform such governmental entity or self-regulatory authority that the information Employee is providing is confidential. Despite the foregoing, Employee is not permitted to reveal to any third party, including any governmental entity or self-regulatory authority, information Employee comes to learn during Employee’s service to the Company that is protected from disclosure by any applicable privilege, including the attorney-client privilege or attorney work product doctrine. Each of the Company does not waive any applicable privileges or the right to continue to protect its privileged attorney-client information, attorney work product, and other privileged information. (g) All documents or other property, whether tangible or intangible, including all information stored in electronic form and all documents and materials containing Company Confidential Information obtained or prepared by or for Employee and utilized by Employee in the course of Employee’s employment with the Company shall remain the exclusive property of the Company. Employee hereby agrees to promptly return to the Company all such property upon the conclusion of Employee’s employment with the Company (or at such earlier date as requested by the Board). 12. CONFLICTING EMPLOYMENT (a) Employee agrees that during Employee’s employment with the Company, Employee will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will Employee engage in any other activities that conflict with Employee’s obligations to the Company. (b) Without limiting Section 12(a), Employee represents that Employee has no other agreements, relationships, or commitments to any other person or entity that conflict with Employee’s obligations to the Company under this Agreement or Employee’s ability to become employed and perform the services for which Employee is being hired by the Company. Employee further agrees that if Employee has signed a confidentiality agreement or similar type of agreement with any former employer or other entity, Employee will comply with the terms of

Hirsch Employment Agreement Page 21 of 27 any such agreement to the extent that its terms are lawful under applicable law. Employee represents and warrants that after undertaking a careful search (including searches of Employee’s computers, cell phones, electronic devices, and documents), Employee has returned all property and confidential information belonging to all prior employers. Moreover, Employee agrees to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from Employee’s breach of Employee’s obligations under any agreement with a bona fide third party to which Employee is a party or obligation to a bona fide third party to which Employee is bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law. 13. ARBITRATION Any and all non-time-barred, legally actionable dispute, controversy or claim arising under or in connection with this Agreement, the inception or termination of Employee’s employment, or any alleged discrimination or tort claim related to such employment, including issues raised regarding this Agreement’s enforcement, arbitrability, validity, interpretation or breach, default, or misrepresentation in connection with any of the provisions shall be settled exclusively by individual, final and binding arbitration pursuant to the Federal Arbitration Act (“FAA”), to be held in Los Angeles County, before a single arbitrator selected from Judicial Arbitration and Mediation Services, Inc. (“JAMS”), in accordance with the then-current JAMS Arbitration Rules and Procedures for employment disputes (which may be found at www.jamsadr.com under the Rules/Clauses tab), as modified by the terms and conditions of this Section 13. The parties will select the arbitrator by mutual agreement or, if the parties cannot agree, then by striking from a list of qualified arbitrators supplied by JAMS from their labor and employment panel. Final resolution of any dispute through arbitration may include any remedy or relief that is provided for through any applicable state or federal statutes, or common law. Statutes of limitations shall be the same as would be applicable were the action to be brought in court. The arbitrator selected pursuant to this Agreement may order such discovery as is necessary for a full and fair exploration of the issues and dispute, consistent with the expedited nature of arbitration. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or relief granted by the arbitrator under this Agreement shall be final and binding on the parties to this Agreement and may be enforced by any court of competent jurisdiction. The Company will pay those arbitration costs that are unique to arbitration, including the arbitrator’s fee (recognizing that each side bears its own deposition, witness, expert and attorneys’ fees and other expenses to the same extent as if the matter were being heard in court). If, however, any party prevails on a statutory claim, which affords the prevailing party attorneys’ fees and costs, then the arbitrator may award reasonable fees and costs to the prevailing party. The arbitrator may not award attorneys’ fees to a party that would not otherwise be entitled to such an award under the applicable statute. The arbitrator shall resolve any dispute as to the reasonableness of any fee or cost. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury or a court in any action or proceeding brought by either of the parties against the other in connection with any matter

Hirsch Employment Agreement Page 22 of 27 whatsoever arising out of or in any way connected with this Agreement or Employee’s employment. 14. INTEGRATION, AMENDMENT, NOTICE, SEVERABILITY, AND FORUM (a) This Agreement expresses the binding and entire agreement between Employee and Starz and shall replace and supersede all prior arrangements and representations, either oral or written, as to the subject matter hereof (including your Employment Agreement with Starz, dated as of September 30, 2019, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto). (b) All modifications or amendments to this Agreement must be made in writing and signed by both parties. (c) Any notice required herein shall be in writing and shall be deemed to have been duly given when delivered by hand, received via electronic mail or on the depositing of said notice in any U.S. Postal Service mail receptacle with postage prepaid, addressed to Starz at 1647 Stewart St., Santa Monica, California 90404 and to Employee at the address on file with Starz with copy to Grubman Shire Meiselas & Sacks (attn.: Eric Sacks), 152 West 57th Street, New York, New York 10019, Email: esacks@gispc.com, or to such address as either party may have furnished to the other in writing in accordance herewith. (d) If any portion of this Agreement is held unenforceable under any applicable statute or rule of law then such portion only shall be deemed omitted and shall not affect the validity of enforceability of any other provision of this Agreement. (e) Except for Section 13, which shall be governed by the FAA (both substantively and procedurally), this Agreement shall be governed by the laws of the State of California. The state and federal courts (or arbitrators appointed as described herein) located in Los Angeles, California shall, subject to the arbitration agreement set forth in Section 13 above, be the sole forum for any action for relief arising out of or pursuant to the enforcement or interpretation of this Agreement. Each party to this Agreement consents to the personal jurisdiction and arbitration in such forum and courts and each party hereto covenants not to, and waives any right to, seek a transfer of venue from such jurisdiction on any grounds. 15. ASSIGNMENT AND DELEGATION Employee shall not assign any of Employee’s rights or delegate any of Employee’s duties under this Agreement. Any such assignment or delegation shall be deemed void ab initio. Employee hereby acknowledges and agrees that Starz may, in its sole discretion, only assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, spin-off, split-off, consolidation, issuance of a tracking stock or other related transaction); provided that such entity assumes Starz’s obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs and personal and legal representatives. Any such successor or assign of Starz shall be included in the terms “Starz” and “Company” as used in this Agreement.

Hirsch Employment Agreement Page 23 of 27 16. INDEMNIFICATION Except with respect to claims resulting from Employee’s willful misconduct or acts outside the scope of Employee’s employment hereunder, Employee shall continue to be defended, indemnified and held harmless by Starz in respect of all claims arising from or in connection with Employee’s position or services as an employee of the Company to the maximum extent permitted in accordance with Starz’s Articles of Incorporation, Bylaws, Board Resolutions and under applicable California and British Columbia law (including, as applicable, attorney’s fees), and shall be covered by Starz’s applicable directors and officers insurance policy. 17. LIMIT ON BENEFITS (a) Notwithstanding anything contained in this Agreement to the contrary, to the extent that the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, Employee under any other Company plan or agreement (such payments or benefits are collectively referred to as the “Benefits” for purposes of this Section 17) would be subject to the excise tax (the “Excise Tax”) imposed under Section 4999 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Benefits shall be reduced (but not below zero) if and to the extent that a reduction in the Benefits would result in Employee retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if Employee received all of the Benefits (such reduced amount is referred to hereinafter as the “Limited Benefit Amount”). In such case, unless Employee has given prior written notice to the Company specifying a different order to effectuate the reduction of the Benefits (any such notice consistent with the requirements of Section 409A of the Code (including the Treasury regulations and other published guidance relating thereto) (“Code Section 409A”) to avoid the imputation of any tax, penalty or interest thereunder), the Benefits shall be reduced or eliminated by first reducing or eliminating cash severance payments, then by reducing or eliminating other cash payments, then by reducing or eliminating those payments or benefits which are not payable in cash, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by Employee pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing Employee’s rights and entitlements to any benefits or compensation. (b) A determination as to whether the Benefits shall be reduced to the Limited Benefit Amount pursuant to this Agreement and the amount of such Limited Benefit Amount shall be made by Starz’s independent public accountants or another certified public accounting firm of national reputation designated by Starz (the “Accounting Firm”). Starz and Employee shall use their reasonable efforts to cause the Accounting Firm to provide its determination (the “Determination”), together with detailed supporting calculations and documentation to Starz and Employee within five (5) days of the date of termination of Employee’s employment, if applicable, or such other time as requested by Starz or Employee (provided Employee reasonably believes that any of the Benefits may be subject to the Excise Tax), and if the Accounting Firm determines that no Excise Tax is payable by Employee with respect to any Benefits, Starz and Employee shall use their reasonable efforts to cause the Accounting Firm to furnish Employee with an opinion reasonably acceptable to Employee that no Excise Tax will be imposed with

Hirsch Employment Agreement Page 24 of 27 respect to any such Benefits. Unless Employee provides written notice to Starz within ten (10) days of the delivery of the Determination to Employee that Employee disputes such Determination, the Determination shall be binding, final and conclusive upon Starz and Employee. 18. TAX WITHHOLDING Notwithstanding anything else herein to the contrary, the Company may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such federal, state and local income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation. 19. SECTION 409A (a) It is intended that any amounts payable under this Agreement shall either be exempt from or comply with Code Section 409A so as not to subject Employee to payment of any additional tax, penalty or interest imposed under Code Section 409A. The provisions of this Agreement shall be construed and interpreted to avoid the imputation of any such additional tax, penalty or interest under Code Section 409A yet preserve (to the nearest extent reasonably possible) the intended benefit payable to Employee. (b) Notwithstanding any provision of this Agreement to the contrary, if Employee is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the date of Employee’s separation from service (as defined above) and if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Code Section 409A, Employee shall not be entitled to any payment or benefit that would otherwise be due pursuant to this Agreement on account of Employee’s separation from service until the earlier of (i) the date which is six (6) months after Employee’s separation from service for any reason other than death, or (ii) the date of Employee’s death. Any amounts otherwise payable to Employee upon or in the six (6) month period following Employee’s separation from service that are not so paid by reason of this paragraph shall be paid (without interest) as soon as practicable (and in all events within thirty (30) days) after the date that is six (6) months after Employee’s separation from service (or, if earlier, as soon as practicable, and in all events within thirty (30) days, after the date of Employee’s death). The provisions of this paragraph shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Code Section 409A. Notwithstanding anything contained herein to the contrary, Employee will not be considered to have terminated employment with the Company for purposes of Section 8 unless Employee would be considered to have incurred a “separation from service” from the Company within the meaning of Code Section 409A. (c) To the extent that any reimbursements pursuant to the provisions of this Agreement are taxable to Employee, any such reimbursement payment shall be paid to Employee on or before the last day of Employee’s taxable year following the taxable year in which the related expense was incurred. The benefits and reimbursements pursuant to such provisions are not subject to liquidation or exchange for another benefit and the amount of such benefits and reimbursements that Employee receives in one taxable year shall not affect the amount of such benefits or reimbursements that Employee receives in any other taxable year.

Hirsch Employment Agreement Page 25 of 27 (d) Each payment made pursuant to any provision of this Agreement shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. While it is intended that all payments and benefits provided under this Agreement to Employee will be exempt from or comply with Code Section 409A, the Company makes no representation or covenant to ensure that the payments under this Agreement are exempt from or compliant with Code Section 409A. Except for liability arising from its own actions, the Company will have no liability to Employee or any other person or entity if a payment or benefit under this Agreement is challenged by any taxing authority or is ultimately determined not to be exempt or compliant. Employee further understands and agrees that Employee will be entirely responsible for any and all taxes on any benefits payable to him as a result of this Agreement. Please acknowledge your confirmation of the above terms by signing below where indicated. 20. INTERPRETATION The article and section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. Whenever the word “including” is used in this Agreement, it shall be deemed to be mean “including, without limitation.” [Remainder of page intentionally blank]

Hirsch Employment Agreement Page 26 of 27 Very truly yours, STARZ ENTERTAINMENT CORP. Name: Michael Burns Title: Non-Executive Chair of the Board /s/ Michael Burns

Hirsch Employment Agreement Page 27 of 27 AGREED AND ACCEPTED: This _____ day of November, 2025 JEFFREY HIRSCH /s/ Jeffrey Hirsch